Exhibit l

[Letterhead of Sutherland Asbill & Brennan LLP]

March 27, 2012

Oxford Lane Capital Corp.

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

Re:	Oxford Lane Capital Corp. Registration Statement on Form N-2 File No. 333-179450

Ladies and Gentlemen:

We have acted as counsel to Oxford Lane Capital Corp., a Maryland corporation (the “Company”), in connection with the registration statement on Form N-2 (File No. 333-179450) (the “Registration Statement”) initially filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on February 9, 2012, relating to the registration of 10,000,000 non-transferable subscription rights (the “Rights”), and 10,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable upon exercise of such Rights.

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following:

(i)	The Articles of Amendment and Restatement of the Company, certified as of a recent date by the State Department of Assessments and Taxation of the State of Maryland (the “Charter”);

(ii)	The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company (the “Bylaws”);

(iii)	The form of subscription certificate evidencing the Rights, in the form attached as Exhibit d.2 to the Registration Statement (the “Form Subscription Certificate”);

(iv)	A Certificate of Good Standing with respect to the Company issued by the State Department of Assessments and Taxation of the State of Maryland as of a recent date (the “Certificate of Good Standing”); and

(v)	The resolutions of the board of directors of the Company (the “Board”) relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, and (b) the authorization and issuance of the Rights and the authorization, issuance, offer and sale of the Shares upon exercise of the Rights pursuant to the Registration Statement, certified as of the date hereof by an officer of the Company (collectively, the “Resolutions”).

Oxford Lane Capital Corp.

March 27, 2012

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.

As to certain matters of fact relevant to the opinions in this opinion letter, we have relied upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion), upon certificates and/or representations of officers and employees of the Company, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances. We have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

The opinions set forth below are limited to the effect of the Maryland General Corporation Law (the “MGCL”) as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of such jurisdiction or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to (i) any federal or state securities or broker-dealer laws or regulations thereunder relating to the issuance of the Rights or the offer, issuance and sale of the Shares pursuant to the Registration Statement, (ii) enforceability to the extent it may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium and other laws relating to or affecting creditors’ rights generally, (b) general principles of equity (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether enforceability is considered in a proceeding in equity or at law and (c) an implied covenant of good faith and fair dealing, and (iii) enforcement of rights to indemnity and contribution to the extent it may be limited by federal or state securities laws or principles of public policy.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, and assuming that (i) the final terms and conditions of the issuance of the Rights and the issuance, offer and sale of the Shares upon exercise thereof, including those relating to the amount of Rights to be issued and the exercise price thereof (the “Exercise Price”), the amount of Shares to be issued, offered and sold upon exercise thereof and the period during which the Rights may be exercised (the “Subscription Period”), have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Company’s Charter and Bylaws and the Resolutions, and are consistent with the descriptions thereof in the Registration Statement; (ii) the Rights are exercised in accordance with their terms as described in the Registration Statement; (iii) the subscription certificates evidencing the Rights upon their issuance do not differ in any respect relevant to the opinions set forth below from the Form Subscription Certificate; (iv) the Shares have been delivered to, and the Exercise Price has been fully paid at the time of such delivery by, the purchasers thereof; (v) upon issuance of the Shares, the total number of shares of Common Stock issued and outstanding does not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter; and (vi) the Certificate of Good Standing remains accurate and the Registration Statement has become effective under the Securities Act and remains effective at the time of the issuance of the Rights, at all times during the Subscription Period, and at the time of the issuance and sale of the Shares, we are of the opinion that:

Oxford Lane Capital Corp.

March 27, 2012

1.	the Rights will represent legal and binding obligations of the Company; and

2.	the Shares will be duly authorized, validly issued, fully paid and non-assessable.

The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/s/ SUTHERLAND ASBILL & BRENNAN LLP